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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-49971 of Eagle-Picher Holdings, Inc. on Form S-4 of our report dated January 18, 1999, appearing in this Annual report on form 10-K of Eagle-Picher Holdings, Inc. and subsidiaries for the year ended November 30, 1998.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
February 26, 1999